FOR IMMEDIATE RELEASE

Stanley Works Reports 2Q 2007 Results

Revenues Up 10%; EPS $1.01, Up 12%; $100 Million Share Repurchase Completed

New Britain, Connecticut, July 24, 2007 ... The Stanley Works (NYSE: SWK) announced that 2Q07 net income was $85 million, $1.01 per fully-diluted share, up 12% over earnings of $75 million ($0.90 per fully-diluted share) from continuing operations in 2006. Earnings per fully-diluted share included 6¢ of restructuring related charges, as compared with 5¢ of restructuring and acquisition inventory accounting charges in 2006.

Net sales were $1,123 million, up 10% over last year. Excluding sales from recent acquisitions – primarily HSM Electronic Protection Services, Inc. (“HSM”) – sales increased 5%, of which 2% was favorable currency. Gross profit was $432 million, or 38.5% of sales, vs. $377 million or 37.0% last year (37.4% exclusive of $3 million of non-cash inventory step-up charges related to acquisitions in the prior year), thus a 110bp improvement was achieved in comparable gross profit.

Selling, general and administrative (“SG&A”) expenses from continuing operations were $268 million compared with $245 million last year. SG&A expenses associated with acquired businesses accounted for approximately $16 million of the increase. SG&A expense as a percent of sales was 23.9% vs. 24.0% last year, a reduction of 10bps.

Operating margin was $164 million (14.6% of sales), up 24% over $132 million (13.0% of sales) last year, an improvement of 160bps in 2007. Income tax expense was 26.5% of net income in both the current and prior year. Other net expenses of $24 million included $10 million of non-cash amortization expense related to acquired HSM service contracts.

Free cash flow was $85 million (100% of net income), compared with $93 million in 2006. In the first six months, cash from operations was $196 million and free cash flow was $152 million, slightly lower than prior year levels and within target ranges for achievement of stated full-year objectives.

The company also announced that, during the second quarter, it repurchased 1.7 million of its common shares in the open market for $100 million, an average price per share of $59.88. Continued strong cash flow performance facilitated this repurchase activity, as well as a 3.3% cash dividend increase in July, while maintaining balance sheet disciplines consistent with the stated objective of retaining upper-tier investment grade debt ratings.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “We are encouraged by the continued performance of our business portfolio, which is benefiting from greater diversification and lessened dependence upon building product end markets than several years ago.

“Weakness in U.S. retail and construction markets continued and hindered growth in our Construction & DIY segment. However, much of the remainder of the portfolio achieved solid organic sales growth, with particular strength in industrial markets in North America and Europe and the Mechanical Access Solutions element of our Security business. Our hand tools business continued to gain share, on the strength of FatMax® Xtreme™ tools in North America, increased merchandising support for the FatMax® product line and, in particular, a new product program including FatMax® XL™ in Europe.”

Construction & DIY (CDIY) segment sales of $455 million increased 6% over 2006, 2% of which was currency, with organic sales growth in Europe and Asia and flat sales in the Americas despite weakness in the construction and repair & remodel markets there. Segment profit was 14.9% versus 15.0% last year, as the aforementioned increased volume combined with profit improvement in the Bostitch business to offset an unfavorable mix toward lower margin hand tool products.

Industrial segment sales increased 5% to $305 million, 3% of which was currency, on strength across most of the segment. Industrial and Automotive Repair Tools grew 4%, while Engineered Solutions grew 9%. Segment profit was 15.2% vs. 11.8% last year; aside from the aforementioned non-cash inventory step-up charges, prior year segment profit was 12.9%. Thus a 230bp improvement in comparable segment profit was achieved, which reflects second year Facom synergies, in addition to price realization and productivity gains more than offsetting cost inflation across the segment.

Security segment sales increased 22% to $363 million, due primarily to the inclusion of HSM, acquired in early 2007. Sales excluding acquisitions were up 3%, 1% of which was currency, with strength in Mechanical Access Solutions offset by weakness in U.S. Systems Integration. Segment profit was 18.6% vs. 16.9% last year. This 170bp improvement reflects the inclusion of HSM and the favorable impact of a mix shift toward mechanical access products and services, and price realization and productivity gains more than offsetting cost inflation in the mechanical business, partially offset by lower installation margins in the legacy U.S. systems integration business.

Mr. Lundgren added: “Our focus on productivity and price/inflation recovery continues to bring about profitable growth and we were able to deliver solid earnings and cash flow despite challenging environments in our U.S. CDIY served markets. At the same time, we are pleased with the status of acquisition integrations and Bostitch is demonstrating good progress toward better financial performance. We remain confident in our prospects for this year and beyond.”

Management updated estimates for 2007, tightening the range of current year EPS expectations to $4.00-$4.05 per fully diluted share, an increase of 15-17% over 2006 earnings from continuing operations. The outlook for total sales growth remains unchanged at approximately 8% and for organic growth at approximately 2%, based on anticipation of continued weak conditions in housing-related markets. The earnings per share estimate reflects the recent reduction of Chinese export VAT rebates of approximately $0.05 per share in the second half of 2007. Free cash flow is expected to be $400 — 450 million.

Third quarter total sales growth is estimated at 8%, with organic sales growth of about 2%. Third quarter net earnings are estimated at approximately $1.10 per fully diluted share, up 1%, including an income tax rate of 26%-28% vs. 20% in 2006 yielding a difference approximating $0.09 — $0.12 per share in the quarter.

The company also announced that it recently completed several small but strategic acquisitions that advance the ongoing positioning of its business portfolio toward growth markets:

•	InnerSpace Corporation – a leading make-to-order, direct-to-customer custom healthcare storage solutions business based in Grand Rapids, Michigan. This acquisition adds high-value, premium priced storage solutions for the profitable healthcare market to Stanley’s Vidmar Storage Solutions business (within the Industrial segment). InnerSpace’s storage solutions can be found in hospitals and other healthcare institutions throughout North America, in areas where organization and security are most important including cardio-catheterization labs, operating rooms and interventional radiology labs.

•	Bed-Check Corporation – a technological leader in the field of non-restrictive patient fall-monitoring systems for bed, chair and bathroom related falls based in Tulsa, Oklahoma. This business expands the reach of Stanley’s existing Lincoln, Nebraska based Senior Technologies personal security business (within the Mechanical Access Solutions portion of the Security segment).

•	Automatic Entrances, Inc. (AEI) – sells, installs and services automatic door products in Indiana, enabling the company’s Mechanical Access Solutions (Security segment) business to expand its presence in that key market.

Combined annual revenues from these three acquisitions are expected to approximate $42 million and no significant impact on 2007 earnings is anticipated. Combined consideration approximated $75 million, an average of about 1.8 times sales and 6.9 times EBITDA (earnings before interest, taxes, depreciation and amortization).

The company has scheduled a conference call with investors for 10:00am Eastern time this morning, Tuesday, July 24, 2007 to discuss information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at www.stanleyworks.com by selecting “Investor Relations”. A slide presentation to accompany the call will be available at www.stanleyworks.com and will remain available after the call. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 by entering the conference identification number 6773100.
Operating margin is defined as sales less cost of sales less SG&A (reconciliation on pg. 11). Management uses operating margin and its percentage of net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures (reconciliation on pg. 9). Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the company’s common stock and acquisitions. Organic sales growth is defined as total sales growth less sales of companies acquired in the past twelve months and less foreign currency impacts. The company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

The Stanley Works, an S&P 500 company, is a diversified worldwide supplier of tools and engineered solutions for professional, industrial, construction and do-it-yourself use, and security solutions for commercial applications. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to: (i) deliver 2007 earnings of $4.00 — $4.05 per fully diluted share; (ii) deliver 2007 total sales growth of approximately 8% and organic growth of approximately 2%; (iii) limit 2007 taxes to a rate of 26-28%; (iv) limit the impact of the recent elimination Chinese Value Added Tax (“VAT”) rebates to $.05 per share in the second half of 2007; (v) deliver free cash flow of $400-$450 million in 2007; (vi) deliver third quarter total sales growth of 8% and organic sales growth of about 2%; (vii) deliver third quarter net earnings of approximately $1.10 per fully diluted share; and (viii) limit the income tax rate applicable in the third quarter to 26-28% are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate HSM and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to deliver cost reductions and profit improvement in its Fastening Systems business; (iii) the success of the Company’s efforts to negotiate severance arrangements and lease terminations related to its European reorganization within established parameters; (iv) the Company’s ability to minimize the costs to relocate equipment and inventory; (v) the Company’s ability to complete the Fastening and European reorganizations within anticipated time frames; (vi) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (vii) the Company’s ability to expand the branded tools and hardware platform; (viii) the Company’s success at new product development and introduction and identifying and developing new markets; (ix)  the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (x) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and other inflation increases; (xi) the Company’s ability to reduce its costs, increase its prices, change the manufacturing location or find alternate sources for products made in China in order to mitigate the impact of an increase in the VAT rate applicable to products the Company makes or purchases in China; (xii) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xiii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xiv) the Company’s ability to obtain favorable settlement of routine tax audits; (xv) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xvi) the continued ability of the Company to access credit markets under satisfactory terms; and (xvii) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the Results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts; (ii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the Company’s ability to continue improvements in working capital; (vi) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (vii) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; increasing competition; changes in trade, monetary, tax and fiscal policies and laws; inflation; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. economy; and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.